                                                                    Exhibit 3.20

ARTICLES OF INCORPORATION                                    STATE OF LOUISIANA
            OF
JACE, INC.                                                   PARISH OF LAFOURCHE

     BE IT KNOWN, that on this 8th day of September, in the year of our Lord Nineteen Hundred and Ninety-Two (1992).

     BEFORE ME, Daniel A. Cavell, a Notary Public duly commissioned and qualified in and for the Parish of Lafourche, State of Louisiana, personally came and appeared the persons whose names are hereunto subscribed, who declared that, availing themselves of the benefits and provisions of the Constitution and the laws of the State of Louisiana, and particularly R.S. 12:201, et seq, inclusive, as amended, they do by these presents contract, agree, bind and obligate themselves to form, organize and constitute himself, as well as all such other persons who may hereafter join or become associated with them or their successors, into a business corporation for the objects and purposes and under the conditions, covenants, stipulations and agreements of the articles following:

                                  ARTICLE - I.

     The name of the corporation is and shall be:

                                   JACE, INC.

                                  ARTICLE - II.

     The objectives and purposes of this corporation is to engage in any lawful activities for which this corporation may be formed under the Business Corporation Laws of Louisiana.

                                 ARTICLE - III.

     The name and address of the incorporators are:

     Albert J. Waguespack, Jr.                   Cindy I. Waguespack
     Post Office Box 326                         P.O. Box 326
     Thibodaux, La. 70301                        Thibodaux, La. 70301

     John Corbin                                 Angela Corbin
     400 St. George Road                         400 St. George Road
     Schriever, La. 70395                        Schriever, La. 70395

     Carl A. Sandlin                             Mary Ellen Sandlin
     1133 Abadie Street                          1133 Abadie Street
     Vacherie, La. 70090                         Vacherie, La. 70090

                                  ARTICLE - IV.

     The corporation has authority to issue 10,000 shares of common stock with a no par value. The capital stock of this corporation shall consist of only one class, that being common stock, and such common stock may be issued pursuant to and in accordance with Internal Revenue Code, Section 1244, as amended, and the regulations pertaining thereto.

                                  ARTICLE - V.

     Shareholders shall have pre-emptive rights.

                                  ARTICLE - VI.

     Any corporate action of shareholders, including specifically, but not by way of limitation, adoption of amendments to the Articles, and approval thereof by class vote, approval of merger and consolidation agreements and authorization of voluntary disposition of all or substantially all of the corporate assets, may be taken on affirmative vote of a majority of the voting power present.

                                 ARTICLE - VII.

     Cash, property or share dividends, shares issuable to shareholders in connection with the reclassification of stock and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable, or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or to deliver the certificates for the shares to such shareholder within such time, shall, at the expiration of such time revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of cash or property dividend or redemption price or (b) issuance of any share, ownership of which has reverted to the corporation, to the entity who or which would be.

                                 ARTICLE - VIII.

     Any director absent from a meeting of the Board or any committee thereof may be represented by any other director or shareholder who may cast the absent director's both according to his written instructions, general or special.

                                  ARTICLE - IX.

     The Board of Directors has authority to make or alter by-laws.

                                  ARTICLE - X.

     All officers shall be elected by the directors.

                                  ARTICLE - XI.

     Authority to create and issue rights to convert shares of obligations into shares of any class may be exercised only by shareholders.

                                 ARTICLE - XII.

     Proper allowance for depletion of wasting assets and for amortization of the cost of property having a limited life, shall be made in computing surplus.

                                 ARTICLE - XIII.

     Special meeting of shareholders may be called by the President or by the Secretary or by a majority of the Board of Directors or upon the written request of a shareholder or shareholders holding in the aggregate twenty (20%) per cent of the total voting power of this corporation.

                                 ARTICLE - XIV.

     The corporation shall not confer voting power upon holders of obligations issued by it.

                                 ARTICLE - XV.

     Consents in writing to corporate action may be signed by the shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders.

                                 ARTICLE - XVI.

     Any director may be removed from office only by vote of two

-thirds (2/3rds) of the total voting power.

                                 ARTICLE - XVII

     The President shall be a director of this corporation.

                                 ARTICLE - XVIII

     The business and affairs of this corporation shall be managed and all corporate powers thereof shall be vested in and exercised by a Board of Directors which shall be composed of not less than three (3) nor more than six
(6) persons.

                                  ARTICLE - XIX

     No shareholder may sell any stock of this corporation without first offering it to this corporation at the book value thereof as shown by the last preceding statement of this corporation with the understanding that a current appraised value of the immovable assets of the corporation shall be used in lieu of any purchase value or depreciated value of those assets. Said offer must be made by delivery to the Secretary of this corporation against written receipt, the certificates representing said stock endorsed in blank, and written offer to sell said stock to this corporation, for cash, at the value hereinabove mentioned. This corporation shall have the right, for a period of thirty (30) days from the delivery of such offer and said certificates endorsed in blank, to the Secretary of this corporation to purchase the stock of said shareholders, for cash, at the book value thereof, as shown by the last preceding statement of this corporation, after which thirty (30) days the said shares may be sold without restriction.

     No sale of any stock of this corporations shall be valid and binding until and unless opportunity to purchase such shares has been given to this corporation in the manner in this Article provided; and, this right so vested in this corporation shall follow any of the stock of this corporation so sold without such opportunity being given into any hands into which it may pass.

     Such rights may be exercised against the holder of such stock up to thirty
(30) days after such shares are tendered for transfer on the books of this corporation, and no transfer of any such shares shall be made on the books of this corporation without the written consent of all of the other record holders of stock of this corporation, during the pendency of said thirty (30) days.

     The right vested in this corporation to purchase the stock of any shareholder of this corporation to purchase the stock of any shareholder of this corporation desiring to sell the stock of this corporation may be waived in writing by all of the other record stockholders of this corporation at any time.

     No stockholder of this corporation shall ever be held responsible or liable for the contracts or faults of this corporation, nor shall any mere informality in organization have the effect of rendering this charter null and exposing stockholders to any liability.

     THUS DONE AND SIGNED, in multiple originals, in the Parish of Lafourche, State of Louisiana, on the day, month and year first above written, in the presence of Joynel G. Picou and Ramona R. Naquin, competent witnesses and me, Notary, after due reading of the whole.

WITNESSES:                                          INCORPORATORS:


/s/ Illegible                                       /s/ Albert J. Waguespack. Jr
-------------                                       ----------------------------
                                                    ALBERT J. WAGUESPACK, JR.


                                                    /s/ Cindy I. Waguespack
                                                    ----------------------------
                                                    CINDY I. WAGUESPACK


                                                    /s/ John Corbin
                                                    ----------------------------
                                                    JOHN CORBIN


                                                    /s/ Angela Corbin
                                                    ----------------------------
                                                    ANGELA CORBIN


                                                    /s/ Carl A. Sandlin
                                                    ----------------------------
                                                    CARL A. SANDLIN


/s/ Illegible                                       /s/ Mary Ellen Sandlin
-------------                                       ----------------------------
                                                    MARY ELLEN SANDLIN


                                  /s/ Illegible
                                  -------------
                                  NOTARY PUBLIC

                          INITIAL REPORT OF JACE, INC.

     We, the undersigned, being the sole incorporators of JACE, INC. pursuant to the provisions of LSA-R.S. 12:1, et seq, inclusive, as amended, do hereby file the following initial report:

                                       I.

     The corporation's registered office is located at 400 St. George Road, Schriever, Louisiana 70395, and its mailing address is 400 St. George Road, Schriever, Louisiana 70395.

                                       II.

     Its registered agents for service of process or otherwise are:

     Albert J. Waguespack, Jr.                    John Corbin
     Post Office Box 326                          400 St.George Road
     997 W. Thibodaux By Pass                     Schriever, La. 70395
     Thibodaux, La. 70302

                                      III.

     The first officers of the corporation are as follows:

     John Corbin                                  Mary Ellen Sandlin
     400 St. George Road                          1133 Abadie Street
     Schriever, La. 70395                         Vacherie, La. 70090
     President                                    Vice-President

     Albert J. Waguespack, Jr.
     P.O. Box 326 - 997 W. Thibodaux By Pass
     Thibodaux, La. 70302
     Secretary/Treasurer

                                      IV.

     The first directors of the corporation are as follows:

     Albert J. Waguespack, Jr.                    Cindy I. Waguespack
     Post Office Box 326                          Post Office Box 326
     Thibodaux, La. 70302                         Thibodaux, La. 70302
     (997 W. Thibodaux By Pass)
     John Corbin                                  Angela Corbin
     400 St. George Road                          400 St. George Road
     Schriever, La. 70395                         Schriever, La. 70395

     Carl A. Sandlin                              Mary Ellen Sandlin
     1133 Abadie Street                           1133 Abadie Street
     Vacherie, La. 70090                          Vacherie, La. 70090


/s/ Albert J. Waguespack, Jr.                     /s/ Cindy I. Waguespack
-----------------------------                     ------------------------------
Albert J. Waguespack, Jr.                         Cindy I. Waguespack


/s/ John Corbin                                   /s/ Angela Corbin
-----------------------------                     ------------------------------
John Corbin                                       Angela Corbin


/s/ Carl A. Sandlin                               /s/ Mary Ellen Sandlin
-----------------------------                     ------------------------------
Carl A. Sandlin                                   Mary Ellen Sandlin

     THUS DONE AND SIGNED in the Parish of Lafourche, State of Louisiana, on this 8th day of September 1992.


                              /s/ Daniel A. Cavell
                              --------------------
                                  NOTARY PUBLIC

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT

                         BY DESIGNATED REGISTERED AGENT

STATE OF LOUISIANA

PARISH OF LAFOURCHE

     BE IT KNOWN on this 8th day of September 1992, before me, Notary Public in and for the State and Parish aforesaid, personally came and appeared Albert J. Waguespack, Jr. and John Corbin who are to me known to be the persons, and after being duly sworn, acknowledged to me that they do hereby accept the appointment as the Registered Agents for JACE, INC., a domestic corporation authorized to do and in doing business in the State of Louisiana pursuant to the provisions of LSA R.S. 12:101 et. seq.


/s/ Albert J. Waguespack, Jr.
-----------------------------
Albert J. Waguespack, Jr.


/s/ John Corbin
-----------------------------
John Corbin

     SUBSCRIBED AND SWORN before me on this 9th day of September, 1992.


                                  /s/ Illegible
                                  -------------
                                  NOTARY PUBLIC

                              LETTER OF RESIGNATION

     I, John Corbin do hereby resign my position as a Member of the Board of Directors, President, and Agent for Service of Process of the corporation known as Jace, Inc.

     This done on the 1st day of March, 2000.


                                                                 /s/ John Corbin
                                                                 ---------------
                                                                 JOHN CORBIN

     I, John Corbin do hereby affirm that I am resigning my position as a Member of the Board of Directors, President, and Agent for Service of Process of the corporation known as Jace, Inc. of my won free and voluntary act for the objects purposes therein set forth.


                                                                 /s/ John Corbin
                                                                 ---------------
                                                                 JOHN CORBIN

     SWORN TO AND SUBSCRIBED, before me on this 1st day of March, 2000.


                                  /s/ Illegible
                                  -------------
                                  NOTARY PUBLIC

                              LETTER OF RESIGNATION

     I, Angela Corbin do hereby resign my position as a Member of the Board of Directors and Vice-President of the corporation known as Jace, Inc.

     This done on the 1st day of march, 2000.


                                                               /s/ Angela Corbin
                                                               -----------------
                                                               ANGELA CORBIN

     I, Angela Corbin do hereby affirm that I am resigning my position as a Member of the Board of Directors and Vice-President of the corporation known as Jace, Inc. of my own free and voluntary act for the objects purposes therein set forth.


                                                               /s/ Angela Corbin
                                                               -----------------
                                                               ANGELA CORBIN

     SWORN TO AND SUBSCRIBED, before me on this 1st day of March, 2000.


                                  /s/ Illegible
                                  -------------
                                  NOTARY PUBLIC

                              LETTER OF RESIGNATION

     I, Albert J. Waguespack, Jr. do hereby resign my position as a Member of the Board of Directors, Secretary, and Agent for Service of Process of the corporation known as Jace, Inc.

     This done on the 1st day of March, 2000.


                                                  /s/ Albert J. Waguespack, Jr.
                                                  ------------------------------
                                                  ALBERT J. WAGUESPACK, JR.

     I, Albert J. Waguespack, Jr. do hereby affirm that I am resigning my position as a Member of the Board of Directors, Secretary, and Agent for Service of Process of the corporation known as Jace, Inc. of my own free and voluntary act for the objects purposes therein set forth.


                                                  /s/ Albert J. Waguespack, Jr.
                                                  ------------------------------
                                                  ALBERT J. WAGUESPACK, JR.

     SWORN TO AND SUBSCRIBED, before me on this 1st day of March, 2000.


                                  /s/ Illegible
                                  -------------
                                  NOTARY PUBLIC

                             LETTER OF RESIGNATION

     I, Cindy I. Waguespack do hereby resign my position as a Member of the Board of Directors and Treasurer of the corporation known as Jace, Inc.

     This done on the 1st day of March, 2000.


                                                  /s/ Cindy I. Waguespack
                                                  ------------------------------
                                                  CINDY I. WAGUESPACK

     I, Cindy I. Waguespack do hereby affirm that I am resigning my position as a Member of the Board of Directors and Treasurer of the corporation known as Jace, Inc. of my own free and voluntary act for the objects purposes therein set forth.


                                                  /s/ Cindy I. Waguespack
                                                  ------------------------------
                                                  CINDY I. WAGUESPACK

     SWORN TO AND SUBSCRIBED, before me on this 1st day of March, 2000.


                                  /s/ Illegible
                                  -------------
                                  NOTARY PUBLIC

------------------------------------------------------------------------------------------
W. Fox McKeithen                     NOTICE OF CHANGE OF REGISTERED OFFICE
Secretary of State                     AND/OR CHANGE OF REGISTERED AGENT
    [GRAPHIC]                                   (R.S. 12:1308)
                     ---------------------------------------------------------------------
                          Domestic Limited        Return to:  Corporations Division
                          Liability Company                   P.O. Box 94125
                      Enclose $20.00 filing fee               Baton Rouge, LA 70804-9125
                     Make remittance payable to               Phone (504)925-4704
                         Secretary of State
                          Do not send Cash
------------------------------------------------------------------------------------------

Limited Liability Company Name: JACE, Inc.

                     CHANGE OF LOCATION OF REGISTERED OFFICE

Notice is hereby given that the above named limited liability company has authorized a change in the location of its registered office, in accordance with the articles of organization or operating agreement. The new registered office is located at: 230 West Park Avenue, Thibodaux, LA 70301


                              /s/ Claude M. Penn, Jr.
                              --------------------------------------------------
                                  To be signed by a manager or member
                              CLAUDE M. PENN, JR., President

                          CHANGE OF REGISTERED AGENT(S)

Notice is hereby given that the above named limited liability company has authorized the change of its registered agents(s), in accordance with the articles of organization or operating agreement. The new name(s) and address(es) of new registered agent(s) is/are as follows: Jay J. Harris, 1406 S. Range Avenue, Suite 2, Denham Springs, LA 70726


                              /s/ Claude M. Penn, Jr.
                              --------------------------------------------------
                                  To be signed by a manager or member
                              CLAUDE M. PENN, JR., President

                AGENT AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent(s) for and on behalf of the above named limited liability company.


                              /s/ Jay J. Harris
                              ------------------------------
                              JAY J. HARRIS

                              ------------------------------
                                   Registered Agents(s)

Sworn to and subscribed before me, this 23rd day of March, 2000


                              /s/ Charlotte A. Pugh
                              ----------------------------
                                     Notary
                              CHARLOTTE A. PUGH

--------------------------------------------------------------------------------